Exhibit 99.1

Blueprint Medicines Appoints John Tsai, M.D. to its Board of Directors

CAMBRIDGE, Mass., (January 6, 2023) / PRNewswire/ -- Blueprint Medicines Corporation (NASDAQ: BPMC) today announced the appointment of John Tsai, M.D., to its board of directors. Dr. Tsai, who was President, Global Drug Development and Chief Medical Officer at Novartis AG from 2018 to 2022, brings more than 20 years of drug development and medical affairs experience in global pharmaceutical companies to Blueprint Medicines.

“John’s broad and deep experience in managing large pipelines and diverse portfolios for global pharmaceutical companies will make him a valuable Board member as we progress multiple best-in-class clinical development programs in broad, established therapeutic areas,” said Kate Haviland, Chief Executive Officer. “We very much look forward to the perspective John will bring as we continue to advance innovative precision medicine therapeutics that transform the lives of patients with genomically defined diseases.”

“Blueprint Medicines’ success to date is impressive and the company has a clear, exciting path to achieve its 2027 vision,” said Dr. Tsai. “I look forward to leveraging my experience and contributing to the wealth of knowledge within Blueprint as we work to deliver more transformational medicines and impact more patients’ lives.”

In addition, the company announced that George D. Demetri, M.D., FASCO, has retired from the Board of Directors and will be joining its Scientific Advisory Board. Dr. Demetri had served as a member of Blueprint’s board of directors since December 2014.

“George has been an integral member of our Board since the early days of Blueprint and helped to guide the company through significant milestones, including our initial public offering, first clinical programs and several regulatory approvals,” said Ms. Haviland. “We are grateful for his leadership during the company’s most formative stages and that he will continue to support the company’s next phases as part of our Scientific Advisory Board.”

Dr. Tsai joins the Board of Blueprint Medicines with more than 20 years of experience in bringing innovative therapies to market across geographies and therapeutic areas. Most recently, as President, Global Drug Development and Chief Medical Officer at Novartis AG, Dr. Tsai led the company’s development portfolio spanning 160 new projects and 500 clinical trials as well as the team that secured global approvals for 15 new medicines including treatments using gene therapy, cell therapies, and new advanced platforms. Prior to joining Novartis in 2018, Dr. Tsai served as Chief Medical Officer and Senior Vice President of Global Medical Affairs at Amgen Inc. and spent 11 years at Bristol-Myers Squibb Company. During his tenure at Bristol-Myers Squibb, Dr. Tsai held positions of increasing responsibility within the Medical and Drug Development organizations, including Head of Late Phase Development and Oncology Development Leader, Head of Worldwide Medical Affairs, Chief Medical Officer Europe, Head of U.S. Medical, and Vice-President, Cardiovascular and Metabolics Disease Area. Earlier in his career, Dr. Tsai held drug development roles at Pfizer Inc. and manufacturing roles at General Electric Company. Dr. Tsai received a B.S.E.E. in Electrical Engineering from Washington University in St. Louis and an M.D. from University of Louisville School of Medicine.

About Blueprint Medicines

Blueprint Medicines is a global precision therapy company that invents life-changing therapies for people with cancer and blood disorders. Applying an approach that is both precise and agile, we create medicines that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly and reproducibly translate science into a broad pipeline of precision therapies. Today, we are delivering approved medicines directly to patients in the United States and Europe, and we are globally advancing multiple programs for systemic mastocytosis, lung cancer and other genomically defined cancers, and cancer immunotherapy. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Blueprint Medicines’ strategy, goals and anticipated milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this report are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this report, including, without limitation, risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines’ business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines’ ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines’ ability and plans in continuing to establish and expand a commercial infrastructure, and successfully launching, marketing and selling current or future approved products; Blueprint Medicines’ ability to successfully expand the approved indications for AYVAKIT/AYVAKYT and GAVRETO or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of Blueprint Medicines’ current or future drug candidates; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint Medicines’ ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines’ drug candidates, which may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; the timing of the initiation of clinical trials and trial cohorts at clinical trial sites and patient enrollment rates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to obtain, maintain and enforce patent and other intellectual property protection for AYVAKIT/AYVAKYT, GAVRETO or any drug candidates it is developing; Blueprint Medicines’ ability to develop and commercialize companion diagnostic tests for AYVAKIT/AYVAKYT, GAVRETO or any of its current and future drug candidates; Blueprint Medicines’ ability to successfully expand its operations, research platform and portfolio of therapeutic candidates, and the timing and costs thereof; Blueprint Medicines’ ability to realize the anticipated benefits of its executive leadership transition plan; and the success of Blueprint Medicines’ current and future collaborations, financing arrangements, partnerships or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines’ most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this report represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Trademarks

Blueprint Medicines, AYVAKIT, AYVAKYT, GAVRETO and associated logos are trademarks of Blueprint Medicines Corporation.

Blueprint Medicines Contacts

Media:

Sarah Mena Guerrero

+1 (617) 714-6684

media@blueprintmedicines.com

Investor Relations:

Cassie Saitow

+1 (617) 909-3127

ir@blueprintmedicines.com